Exhibit 15.2

April 16, 2024

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Marti Tehnologies, Inc. (formerly known as Galata Acquisition Corp.) under Item 16F of its Form 20-F dated April 16, 2024. We agree with the statements concerning our Firm in such Form 20-F; we are not in a position to agree or disagree with other statements of Marti Technologies, Inc. (formerly known as Galata Acquisition Corp.) contained therein.

Very truly yours,

Marcum LLP

Marcum LLP  ■  6002 Rogerdale Road  ■  Suite 300  ■  Houston, Texas 77072  ■  Phone 281.223.5500  ■  www.marcumllp.com